SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2007

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place

Beaverton, Oregon  97007

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 27, 2007, Metro One Telecommunications, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter informing the Company that the Staff determined the Company no longer complies with Nasdaq’s audit committee requirements for continued listing as set forth in Marketplace Rule 4350.

The letter was received after the Company disclosed in a Form 8-K filed on June 8, 2007, the resignation of Mr. Murray Swanson from the Board of Directors effective June 5, 2007, leaving a vacancy on the Audit Committee. Mr. Murray’s resignation was part of a change in the composition of the Board in connection with the first stage of a financing transaction that closed on June 5, 2007. Marketplace Rule 4350(d)(2)(A) requires that the audit committee of each Nasdaq issuer have at least three members, each of whom, among other things, must be independent as defined under Marketplace Rule 4200(a)(15) and meets the criteria for independence set forth in SEC Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Currently, the Audit Committee of the Company is comprised of two independent members.

The letter states that, consistent with Marketplace Rule 4350(d)(4), the Company will be provided a cure period in order to regain compliance until the earlier of its next annual shareholders’ meeting or June 5, 2008; or if the next annual shareholders’ meeting is held before December 3, 2007, then the Company must evidence compliance no later than December 3, 2007. The letter also states that, in the event the Company does not regain compliance within this period, the Staff will provide written notification that the Company’s securities will be delisted.

The Company’s Board of Directors intends to take the necessary action to appoint an independent member to the Audit Committee within the cure period provided so as to maintain continued Nasdaq listing.

On July 2, 2007, the Company issued a press release announcing the receipt of the Nasdaq Staff Deficiency Letter.  A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events

Kenneth D. Peterson, Jr. was elected Chairman of the Board of Directors of the Company at a meeting of the Board held June 28, 2007. Mr. Peterson is Chairman and Chief Executive Officer of Columbia Ventures Corporation, an investment firm that has held a significant ownership position in Metro One since February 2005. As previously reported in a Form 8-K filed June 8, 2007, Columbia Ventures was the lead investor in the first stage of a financing transaction that closed on June 5, 2007, at which time Mr. Peterson was elected to the Board of Directors.

At this meeting of the Board, Mr. Peterson waived for the present time any cash or equity compensation to which he might otherwise be entitled as a member of the Board of Directors or any committee of the Board and as Chairman of the Board. Mr. Elchanan (Nani) Maoz, a director and Chairman and Chief Executive Officer of Maoz Everest Fund Management Ltd., the general partner of the other investor in the financing transaction, also waived for the present time any cash or equity compensation to which he might otherwise be entitled as a member of the Board of Directors or any committee of the Board. They will continue to be reimbursed for out-of-pocket expenses. The Compensation Committee was asked to review the Company’s policy regarding director compensation and report to the Board.

Mr. Jonathan A. Ater was appointed Chair of the Corporate Governance and Nominating Committee. Mr. Ater had also been elected to the Board of Directors on June 5, 2007.

On July 3, 2007, the Company issued a press release announcing these matters.  A copy of the press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated July 3, 2007.
99.2	Press Release dated July 3, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2007	METRO ONE TELECOMMUNICATIONS, INC.

By:	/s/ Gary Henry
Gary Henry
Chief Executive Officer